Exhibit 99.2

EMERGE INTERACTIVE, INC. ANNOUNCES COURT APPROVAL OF MODIFIED PLAN OF LIQUIDATION

•	Common Stock Extinguished

•	Registration of Common Stock with the Securities and Exchange Commission to be Terminated

SEBASTIAN, Florida, May 23, 2007 – On April 5, 2007, eMerge Interactive, Inc. (the “Company”) filed a Plan of Liquidation, as modified on May 18, 2007, (the “Modified Plan”) with the United States Bankruptcy Court for the Southern District of Florida, West Palm Beach Division (the “Bankruptcy Court”), and on May 22, 2007, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Modified Plan. Upon entry of the Confirmation Order by the Bankruptcy Court, all of the Company’s shares of common stock were immediately extinguished, and no shares of Company common stock remain outstanding. The Company intends to make distributions to its creditors pursuant to the Modified Plan but does not expect to make any distributions to its stockholders.

The Company also announced today that it will file a Form 15 with the Securities and Exchange Commission to terminate the registration of its common stock and suspend its reporting obligations under the Securities Exchange Act of 1934 (the “Exchange Act”). The Company is eligible to deregister because it has fewer than 300 stockholders of record. The Company expects that the deregistration will become effective within 90 days after the filing of the Form 15. Upon filing the Form 15, the Company’s obligation to file certain reports under the Exchange Act, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, is automatically suspended.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements containing words such as “anticipates,” “believes,” “expects,” “intends,” “may,” “will” and words of similar meaning. These statements involve various risks and uncertainties. A number of factors could cause actual results to differ materially from those described in these forward-looking statements, including any potential challenge to the Company’s eligibility to file Form 15, any potential delay in the effectiveness of the deregistration of the Company’s stock and other factors discussed in this release and as set forth from time to time in eMerge’s other public filings and public statements. Readers of this release are cautioned to consider these risks and uncertainties and not to place undue reliance on these forward-looking statements.